AZZ Inc. Condensed Consolidated Balance Sheets (in thousands) (unaudited) August 31, 2020 February 29, 2020 Assets: Current assets (including assets held for sale of $16,916) $ 310,933 $ 354,562 Net property, plant and equipment 200,420 213,104 Other assets, net 488,599 506,165 Total assets $ 999,952 $ 1,073,831 Liabilities and shareholders' equity: Current Liabilities (including liabilities held for sale of $6,097) $ 240,836 $ 280,613 Long term debt due after one year, net 46,945 77,878 Other liabilities 80,630 111,612 Shareholders' equity 631,541 603,728 Total liabilities and shareholders' equity $ 999,952 $ 1,073,831 AZZ Inc. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Six Months Ended August 31, 2020 2019 Net cash provided by operating activities $ 32,166 $ 38,235 Net cash used in investing activities (10,531) (56,088) Net cash provided by (used in) financing activities (45,131) 7,196 Effect of exchange rate changes on cash 837 235 Net decrease in cash and cash equivalents $ (22,659) $ (10,422) Cash and cash equivalents at beginning of period 36,687 24,005 Cash and cash equivalents at end of period $ 14,028 $ 13,583 Page 9 of 11